EXHIBIT 10.7.1

Union Carbide Corporation and Subsidiaries

First Amendment to Second Amended and Restated Revolving Loan Agreement

This First Amendment to the Second Amended and Restated Revolving Loan Agreement (the “Amendment”), dated as of December 31, 2007, is entered into by and between  Union Carbide Corporation, a New York corporation (the “Lender”) and The Dow Chemical Company, a Delaware corporation (the “Borrower”).

WHEREAS, the Lender and the Borrower are parties to the Second Amended and Restated Revolving Loan Agreement dated as of November 1, 2005 (the “Loan Agreement”);

WHEREAS, the Lender and the Borrower wish to increase the Commitment Amount, as defined in the Loan Agreement, to a sum not exceeding Four Billion U.S. dollars;

NOW, THEREFORE,

In view of the following terms and conditions and for other good and valuable consideration to the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

1.                             Paragraph 2.1 of the Loan Agreement is hereby amended to read as follows:

2.1           Advances

The Lender agrees, on the terms and conditions stated in this Agreement, to make advances to the Borrower (the
“Advance(s)”) in an aggregate outstanding amount not to exceed $4,000,000,000 (Four Billion U.S. Dollars) (the “Commitment”) during the period form the Effective Date to the Maturity Date.  The amount of Advances outstanding from time to time under this Agreement is referred to as the “Loan.”  The amount of Advances repaid pursuant to Section 2.4(d) below prior to the Maturity Date, may be reborrowed subject to the limitations contained in this Agreement.

2.                             Lender and Borrower expressly confirm that all amounts previously loaned by Lender to Borrower pursuant to the Loan Agreement (including those loaned in excess of the prior Commitment of Two Billion Five Hundred Thousand U.S. Dollars ($2,500,000,000)) are deemed loaned hereunder.

3.                             No Other Amendment or Waiver.  Except as expressly amended by this Amendment, the Loan Agreement remains in full force and effect in accordance with its terms.

4.                             Execution in Counterparts.  This Amendment may be executed in any number or counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

5.                             Governing Law.  This Amendment and the rights and obligations of the parties to this Amendment will be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives.

UNION CARBIDE CORPORATION		THE DOW CHEMICAL COMPANY

By:	/s/ EDWARD W. RICH	By:	/s/ ANDREAS UNTERSTE
Name:	Edward W. Rich	Name:	Andreas Unterste
Title:	Vice President, Chief Financial	Title:	Financial Operations Director
Officer and Treasurer

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